EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, New York  10005

June 30, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181

    Re: Van Kampen Focus Portfolios, Municipal Series 319 (A Unit Investment
        Trust) Registered Under the Securities Act of 1933, File No. 333-77191

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement. You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President